                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.: 333-36197, 333-47191, 333-49141, 333-51089,
333-51487, 333-58533, 333-65867, 333-67789, 333-79941, 333-82945, 333-84663,
333-88917, 333-89893, 333-91241, 333-91239, 333-91285 and 333-91897) dated
September 23, 1997, March 2, 1998, April 1, 1998, April 27, 1998, April 30,
1998, July 6, 1998, October 19, 1998, November 24, 1998, June 4, 1999, July 15,
1999, August 6, 1999, October 13, 1999, October 29, 1999, November 18, 1999,
November 18, 1999, November 19, 1999, and December 1, 1999, respectively, of Cisco Systems, Inc. and incorporation by reference in the four Registration Statements on Form S-3 dated December 8, 1999 for which file numbers have not been assigned, and incorporation by reference in the Registration Statements on Form S-8 (Nos.: 33-63331, 33-64283, 33-64283 [Post Eff.], 333-02101, 333-05447
[Post Eff.], 333-09903, 333-14383, 333-14661, 333-14679, 333-16577, 333-17287,
333-2471, 333-33613, 333-33619, 333-35805, 333-01069 [Post Eff.], 333-34849
[Post Eff.], 33-40509 [Post Eff.], 33-44221 [Post Eff.], 33-71860 [Post Eff.],
33-87096 [Post Eff.], 333-47159, 333-48949, 333-51093, 333-51315, 333-42249
[Post Eff.], 333-64651, 333-65871, 333-68335, 333-69117, 333-74237, 333-79717,
333-79721, 333-81971, 333-83045, 333-83277, 33-70644, 33-83268, 33-87100,
333-88695, 333-88699, 333-88831, 333-90883, 333-90885, 333-83277 [Post Eff.],
333-91813, and 333-91911) dated October 11, 1995, November 15, 1995, February
20, 1996, April 1, 1996, July 29, 1996, August 9, 1996, October 18, 1996,
October 23, 1996, October 23, 1996, November 21, 1996, December 5, 1996, April 8, 1997, August 14, 1997, August 14, 1997, September 17, 1997, December 10,
1997, December 10, 1997, December 10, 1997, December 10, 1997, December 10, 1997, December 10, 1997, March 2, 1998, April 13, 1998, April 27, 1998, April
29, 1998, September 28, 1998, September 29, 1998, October 19, 1998, December 3,
1998, December 17, 1998, March 11, 1999, June 1, 1999, June 1, 1999, June 30,
1999, July 16, 1999, July 20, 1999, October 8, 1999, October 8, 1999, October
12, 1999, November 12, 1999, November 12, 1999, November 12, 1999, November 30,
1999, and December 1, 1999, respectively, of Cisco Systems, Inc. of our report dated August 10, 1999, except as to the pooling of interests transactions as described in Note 3b which is as of November 24, 1999, relating to the supplementary consolidated financial statements for the three years ended July 31, 1999 which appears in this Form 8-K.


/s/ PricewaterhouseCoopers LLP


San Jose, California
December 14, 1999